                                                                    EXHIBIT 2.2



         UNITED AMERICAN HOLDING CORPORATION DIRECTORS' STOCK OPTION PLAN, AS AMENDED AND RESTATED JUNE 23, 1997, AND FORM OF
         UNITED AMERICAN HOLDING CORPORATION DIRECTOR STOCK OPTION
         AGREEMENT.

                              AMENDED AND RESTATED
                       UNITED AMERICAN HOLDING CORPORATION
                          DIRECTORS' STOCK OPTION PLAN

                                    ARTICLE I

                                   Definitions

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         (a) "Board" or "Board of Directors" shall mean the board of directors of the Company.

         (b) "Company" shall mean United American Holding Corporation, a Florida corporation.

         (c) "Option" shall mean an option to purchase Stock granted by the Company pursuant to the provisions of this Plan.

         (d) "Option Price" shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

         (e) "Optionee" shall mean a Director who has received an Option granted by the Company hereunder.

         (f) "Plan" shall mean this United American Holding Corporation Directors' Stock Option Plan, as amended and restated.

         (g) "Stock" shall mean the common stock of the Company, par value $2.50 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

         (h) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock pursuant to the Plan.

         (i) "Stock Option Committee" shall mean the committee administering the Plan, pursuant to Article III hereof.

                                   ARTICLE II

                                    The Plan

         2.1 Name. This plan shall be known as the "United American Holding Corporation Directors' Stock Option Plan," as amended and restated June 23, 1997.

         2.2 Effective Date. The Plan shall become effective on February 1,
1994.

                                   ARTICLE III

                               Plan Administration

         3.1 Stock Option Committee. This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Stock Option Committee").

         3.2 Power of the Stock Option Committee. The Stock Option Committee shall have full authority and discretion: (a) to construe and interpret the Plan; and (b) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding upon all persons for all purposes.

                                   ARTICLE IV

                         Shares of Stock Subject to Plan

         4.1 Limitations. Subject to adjustment pursuant to the provisions of
Section 4.3 hereof, the number of shares of Stock which may be issued and sold hereunder pursuant to Stock Option Agreements shall not exceed one hundred thousand (100,000) shares. All said one hundred thousand (100,000) shares of Stock which may be issued and sold hereunder pursuant to Stock Option Agreements as provided in the foregoing sentence, shall be covered by the Options specified on Exhibit A attached hereto, which Options shall be granted to the Optionees (and, as to each such Optionee, shall cover the number of shares of Stock) specified on Exhibit A attached hereto. Shares issued pursuant to the exercise of Options may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

         4.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, then the Stock Option Committee shall have the discretion to grant new Options to Optionees hereunder covering the number of shares to which such terminated Options related.

         4.3 Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 4.1 shall be proportionately and appropriately adjusted by the Stock Option Committee. If the Company continues in existence, the number and kind of shares that are subject to any Option and the Option Price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or a majority of its stock will be purchased or acquired by a single purchaser or group of purchasers acting together, then the Stock Option Committee may (i) declare that all Options shall terminate 30 days after the Stock Option Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Stock Option Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Stock Option Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

                                    ARTICLE V

                                     Options

         5.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee.

         5.2 Option Price. Subject to adjustment pursuant to the provisions of
Section 4.3 hereof, the Option Price of each share of Stock subject to Option shall be (i) Ten and no/100 Dollars ($10.00), less (ii) the amount of cash dividends paid on each share of Stock by the Company between February 1, 1994 and the date the Option is exercised; provided, however, that the Option Price shall not be less than the par value of the Stock on the date the Option is exercised.

         5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. Options shall be exercised by: (i) written notice of intent to exercise the Option with respect to a specific number of shares of Stock which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Company at its principal office; and (ii) payment in full to the Company at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made in cash, certified check, cashier's check, or personal check (and if made by personal check the shares of Stock issued upon exercise of the Option shall be held by the Company until the check has cleared); provided, however, that all or part of the Option Price may also be paid by delivery to the Company of shares of Stock previously acquired by the Optionee, which shall be valued for such purposes based upon the then fair market value of the Stock on the date of exercise, such valuation to be determined in good faith by the Stock Option Committee using any reasonable method. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

         5.4 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative.

         5.5 Effect of Death or Other Termination of Service as a Director.

                  (a) If an Optionee is removed as a Director of the Company or the Bank, then no Options held by such Optionee, which are unexercised in whole or in part, may be exercised on or after the date on which such Optionee is removed as a Director. If the Optionee resigns as a Director of the Company or the Bank, then Options held by such Optionee, which are unexercised in whole or in part, may be exercised for thirty (30) days after the date of such resignation.

                  (b) If an Optionee dies during his service as a Director of the Company or the Bank, then the personal representative or administrator of the estate of the Optionee or the person or persons to whom an Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, as the case may be, shall have the right to exercise the Optionee's Options for ninety (90) days after the date of such death.

                  (c) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

         5.6 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

         5.7 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Company in writing such information or assurances as, in the Company's opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Company shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Company in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

                                   ARTICLE VI

                               Stock Certificates

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

                  (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Company shall in its sole discretion determine to be necessary or advisable;

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

                  (d) The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.

                                   ARTICLE VII

                Termination, Amendment, and Modification of Plan

         The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee of such Option adversely affect the rights of the Optionee with respect to an Option or the unexercised portion thereof.

                                  ARTICLE VIII

                                  Miscellaneous

         8.1 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or the Bank, nor shall the Plan preclude the Company or the Bank from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Company and/or the Bank.

         8.2 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

         8.3 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         8.4 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

         8.5 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

         8.6 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the Company has caused this Amended and Restated United American Holding Corporation Directors' Stock Option Plan to be duly executed by its Chairman of the Board on June 23, 1997.

                                             UNITED AMERICAN HOLDING CORPORATION


                                             By:
                                                --------------------------------
                                                   James L. Hewitt
                                                   Chairman of the Board

                                    EXHIBIT A
                                       TO
                       UNITED AMERICAN HOLDING CORPORATION
                          DIRECTORS' STOCK OPTION PLAN


                                                         Number of Shares
                                                        Covered by Options
                                                             Granted
Name of Director                                          to the Director
----------------                                        ------------------
James L. Hewitt                                                55,300

James P. Caruso                                                16,750

Vincent S. Hughes                                               8,750

John Cash                                                       9,400

Richard T. McCree                                               6,700

Mel R. Martinez                                                 3,100
                                                              -------

         Total                                                100,000

                       UNITED AMERICAN HOLDING CORPORATION
                         DIRECTOR STOCK OPTION AGREEMENT


         THIS AGREEMENT (hereinafter "Agreement") is made by and between United American Holding Corporation, a Florida corporation having offices at Orlando, Florida (hereinafter "Company"), and _________________ currently serving as a director of the Company and/or United American Bank of Central Florida (the "Bank") (hereinafter "Optionee").

                                   WITNESSETH:

         WHEREAS, the granting of options to purchase common stock of the Company hereunder is in accordance with the United American Holding Corporation Directors' Stock Option Plan effective February 1, 1994, as amended and restated June 23, 1997, and as the same may be amended from time to time.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         As used in this Agreement, all terms which are defined in the United American Holding Corporation Directors' Stock Option Plan, as amended and restated June 23, 1997, and as the same may from time to time be amended (the "Plan"), shall have the meanings specified in the Plan, unless otherwise specifically defined herein.

                                   ARTICLE II

                                 Effective Date

         2.1 Effective Date. The effective date of this Agreement shall be February 1, 1994. For purposes of this Agreement, the term "Option" shall mean the option to purchase Stock granted to the Optionee pursuant to the Plan.

                                   ARTICLE III

                        Shares of Stock Subject to Option

         3.1 Number of Shares. Subject to adjustment pursuant to the provisions of Section 3.3 hereof, the Optionee may purchase up to ____________________ (________) shares of Stock hereunder, which shall be issued and sold by the Company only upon exercise of the Option granted pursuant to Section 4.1 of this Agreement.

         3.2 Shares Issued Pursuant to this Agreement. Shares of Stock with respect to which the Option granted hereunder shall have been exercised shall not again be available for Option hereunder.

         3.3 Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Agreement, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares subject to Option pursuant to this Agreement shall be proportionately and appropriately adjusted by the Stock Option Committee. If the Company continues in existence, the number and kind of shares that are subject to any Option and the Option Price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or a majority of its stock will be purchased or acquired by a single purchaser or group of purchasers acting together, then the Stock Option Committee may (i) declare that all Options shall terminate 30 days after the Stock Option Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Stock Option Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Stock Option Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

                                   ARTICLE IV

                                     Option

         4.1 Grant of the Option. As of February 1, 1994 (the "Grant Date"), the Optionee is hereby granted an Option to purchase __________________________ (_______) shares of Stock, subject to adjustment pursuant to the provisions of
Section 3.3 hereof.

         4.2(a) Term of Option. The Option shall expire on January 31, 2004. The Option Price of each share of Stock subject to the Option shall be (i) Ten and No/100 Dollars ($10.00), less (ii) the amount of cash dividends paid on each share of Stock by the Company between February 1, 1994 and the date the Option is exercised; provided, however, that the Option Price shall not be less than the par value of the Stock on the date the Option is exercised.

            (b) Option Exercise. The Option may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Notwithstanding any other provision in this Agreement, the Option may not be exercised after the expiration of ten (10) years from its Grant Date. The Option shall be exercised by:
                  (A) written notice of intent to exercise the Option with respect to a specific number of shares of Stock, which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Company at its principal office, Attention: Corporate Secretary; and (B) payment in full to the Company at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made in cash, certified check, cashier's check, or personal check (and if made by personal check the shares of Stock issued upon exercise of the Option shall be held by the Company until the check has cleared); provided, however, that all or part of the Option Price may also be paid by delivery to the Company of shares of Stock previously acquired by the Optionee, which shall be valued for such purposes based upon the then fair market value of the Stock on the date of exercise, such valuation to be determined in good faith by the Stock Option Committee using any reasonable method. Each such notice of exercise shall be accompanied by any documents required by the Company under
                  Section 4.6 hereof. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

         4.3 Nontransferability of Option. No Option shall be transferred by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative.

         4.4 Effect of Death or Termination of Service as a Director.

         (a) If the Optionee is removed as a Director of the Company or the Bank, then no Option held by the Optionee, which is unexercised in whole or in part, may be exercised on or after the date on which the Optionee is removed as a Director. If the Optionee resigns as a Director of the Company or the Bank, then the Options held by the Optionee which are unexercised in whole or in part, may be exercised for thirty (30) days after the date of such resignation.

         (b) If the Optionee dies during his service as a Director of the Company or the Bank, then the personal representative or administrator of the estate of the Optionee or the person or persons to whom the Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, as the case may be, shall have the right to exercise the Optionee's Option for ninety (90) days after the date of such death.

         (c) No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

         4.5 Rights as Shareholder. The Optionee or a transferee of the Option shall have no rights as a shareholder with respect to any shares of Stock subject to the Option prior to the purchase of such shares by exercise of the Option as provided herein.

         4.6 Optionee's Intent as to Stock Acquired by Exercise of Option. The Optionee agrees that, upon or prior to the exercise of all or any portion of the Option, the Optionee shall furnish to the Company in writing such information or assurances as, in the Company's opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of the Option, the Optionee further agrees that the Company shall have the right to require, as a condition to the exercise of the Option, that the Optionee represent to the Company in writing that the shares to be received upon exercise of the Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Optionee understands and agrees that the Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of the Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

                                    ARTICLE V

                               Stock Certificates

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of the Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

         (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Company shall in its sole discretion determine to be necessary or advisable;

         (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

         (d) The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.

                                   ARTICLE VI

                Termination, Amendment, and Modification of Plan

         The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee adversely affect the rights of the Optionee with respect to the Option granted hereunder or the unexercised portion thereof.

                                   ARTICLE VII

                                  Miscellaneous

         7.1 Other Compensation Plans. The adoption of the Plan and the execution of this Agreement shall not affect any other stock option or incentive or other compensation plans in effect for the Company or the Bank, nor shall the Plan or this Agreement preclude the Company or the Bank from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Company and/or the Bank.

         7.2 Agreement Binding on Successors. This Agreement shall be binding upon the successors and assigns of the Company and the Optionee.

         7.3 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         7.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         7.5 Headings. Headings of Articles and Sections hereof are inserted for convenience and reference only; they constitute no part of this Agreement.

         7.6 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.7 Notices. Unless otherwise specified herein, notices required or permitted to be given hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to the principal office of the Company, Attention: Corporate Secretary (if notice is to the Company) and to the Optionee at the Optionee's address set forth below (if notice is to the Optionee), or to such other person or such other address as any such party may designate by like notice to the other party, and shall be deemed given as of the date and time received.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be considered an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals.

         Dated as of June 23, 1997 effective as of February 1, 1994.

                                    UNITED AMERICAN HOLDING CORPORATION


                                    By:
                                       -----------------------------------------
                                         James L. Hewitt, Chairman

                                    OPTIONEE

                                    --------------------------------------------
                                    Name:

                                    Address:
                                            ------------------------------------

                                    --------------------------------------------